As filed with the Securities and Exchange Commission on
                                 June 20, 2001.

                              REGISTRATION NO. 333-63460

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 4 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                              WISEDRIVER.COM, INC.
                 (Name of Small Business Issuer in its Charter)

         DELAWARE                                                                65-0908171
(State or other jurisdiction of      (Primary Standard Industrial                (I.R.S. Employer
 incorporation or organization)       Classification Code Number)                Identification No.)

                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOSHUA BERGER
                       PRESIDENT AND CHAIRMAN OF THE BOARD

                              WISEDRIVER.COM, INC.
                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                                           PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED         AMOUNT TO BE REGISTERED      AGGREGATE OFFERING PRICE      REGISTRATION FEE
---------------------------         -----------------------      ------------------------      ----------------
Common Stock, par value
$.0001 per share (1)                  1,000,000                    $   150,000                    $ 37.50

Common Stock, par value                 918,333                    $   137,750                    $ 34.44
$.0001 per share (2)
                                                                 ------------------------      ----------------
Total                                                              $   287,750                    $ 71.94

(1)  Represents shares being sold to the public at $.15 per share

(2) Represents Selling Security Holders shares. Such shares are valued at $.15 per share. Our common stock is not traded on any national exchange and the value is based on the price of the shares being sold in this offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED        , 2001

                              WISEDRIVER.COM, INC.

                        1,000,000 SHARES OF COMMON STOCK
                918,333 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 1,000,000 shares of our Common Stock at $0.15 per share. In addition, our selling security holders are offering to sell 918,333 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ________________, 2001

             PRICE TO PUBLIC             PROCEEDS TO
                                         COMPANY

Per Share    $.15                        $.15
Total        $150,000                    $150,000


Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by its two officers, Joshua Berger and Jamee Kalimi. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Currently, our stock is not trading on any public market. It is our intention to have a market maker apply for trading on our behalf on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

                                TABLE OF CONTENTS

SUMMARY FINANCIAL DATA.                                          2

ABOUT OUR COMPANY                                                3

RISK FACTORS.                                                    3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS         15

USE OF PROCEEDS.                                                 15

MARKET PRICE OF OUR COMMON STOCK                                 15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.       16

BUSINESS                                                         22

MANAGEMENT                                                       32

PRINCIPAL STOCKHOLDERS                                           36

DILUTION                                                         37

SELLING STOCKHOLDERS                                             39

PLAN OF DISTRIBUTION                                             41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                   42

DESCRIPTION OF SECURITIES.                                       42

DELAWARE BUSINESS COMBINATION PROVISIONS                         45

INDEMNIFICATION OF DIRECTORS AND OFFICERS.                       45

TRANSFER AGENT.                                                  47

LEGAL MATTERS                                                    47

EXPERTS.                                                         47

INDEX TO FINANCIAL STATEMENTS                                    f-1

                                ABOUT OUR COMPANY

We are a development stage Internet based company which has designed and developed, through our majority-owned subsidiary, WiseDriver, LLC, a beta test version Internet web site at URL www.wisedriver.com intended to provide automobile drivers with information and services related to driving and automobile ownership. Our site's primary focus will be to educate our users on how to avoid traffic violations, and in instances where a ticket has been issued, will inform the user about different techniques commonly used for contesting alleged infractions. The information we plan to provide will be relating to traffic court, a regional attorney database, news and articles related to traffic infractions, as well as an automated system that will generate personalized responses to individual infractions and traffic violation questions. In addition to being a resource for summonses, we plan on offering other value-added content and services pertaining to the motor vehicle industry through strategic partners including: vehicle purchasing, press releases regarding new car models, auto industry news and press releases, auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, extended warranties, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, map sites and an interactive chat and message board areas where users will be able post questions and answers on a variety of driving and automotive topics.

We anticipate launching our web site in the third quarter of 2001. To date, we have not yet begun operations and have received no revenue. We have limited assets and is dependent on revenue from this offering to continue its operations. While we plan to develop some of these products and service internally, through outsourcing and through anticipated partnerships with third-party providers, we may also achieve our broader objective of offering an integrated automotive industry site, by growing through acquisitions of companies and businesses in complimentary industries.

Our independent auditors have issued a report which raises substantial doubt about our ability to continue as a going concern. The primary causes for this growing concern is due to the substantial losses from operations that we have suffered to date. This means that due to these losses, our independent auditor has doubts about our whether or not we can survive in the future.

                          HOW OUR COMPANY IS ORGANIZED

We were incorporated in the State of Delaware as Shell Corporations.com on March 26, 1999 and changed our name on April 13, 2000 to Atlas Ventures XV. On June 14, 2000, we changed our name once again to WiseDriver.com, Inc. to better reflect our new direction and emphasis as a provider of comprehensive information and services related to driving and automobile ownership. From our inception through June 30, 2000, we did not engage in any business activities. In an Interest Purchase and Exchange Agreement dated as of June 30, 2000, we purchased from Joshua Berger, our current Chairman and President, an 80% interest in WiseDriver, LLC, a New York Limited Liability Company in consideration for 450,000 shares of common stock of WiseDriver.com. As a result of the transaction, WiseDriver, LLC became a subsidiary of WiseDriver.com, Inc. The other 20% of WiseDriver, LLC is owned by Mr. Berger.

                              WHERE YOU CAN FIND US

We are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our telephone number is (305) 539-0900 and our facsimile number is (305) 539-0901.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The statement of operations data for the period from March 26, 1999 (inception) to December 31, 2000 are derived from WiseDriver.com, Inc.'s audited financial statements and the statement of operations data for the six months ended June 30, 2001 are derived from WiseDriver.com, Inc's unaudited financial statements included elsewhere in this Prospectus. Balance sheet data at December 31, 2000 are derived from WiseDriver.com, Inc.'s audited financial statements and the balance sheet data at June 30, 2001 are derived from WiseDriver.com, Inc's unaudited financial statements included elsewhere in this Prospectus. The operating results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                  Period from
                                  (Date of                             (Date of                            Date of
                                  Inception) to     Six Months         Inception) to                       Inception to
                                  December 31,      Ended June 30,     December 31,     Year Ended         June 30,
                                  2000              2001(unaudited)    1999             December 31, 2000  2001
                                  ----              ----               ----             --------------     -------------
Statement of Operations Data:
Net Losses                        $82,254           $76,916           $3,926           $85,618             $166,460
Total Operating Expenses          $82,254           $76,916           $3,926           $85,618             $166,242
Research and Development          $13,400           $0                $0               $13,400             $13,400
General and administrative        $68,854           $76,916           $3,926           $72,218             $152,842


                                  December 31,      June 30,          December 31,
                                  2000              2001(unaudited)   1999
                                  ----              ----              ----

Balance Sheet Data:
Cash                              $41,297           $   493           $ 274
Total Current Assets              $44,897           $   543           $ 274
Total Assets                      $66,182           $19,623           $ 274
Total Liabilities                 $10,436           $40,838           $4,200
Stockholders Equity(deficit)      $55,746           $21,215           $(3,926)

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to WiseDriver.com, Inc. and not to the selling stockholders.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

     Even with the proceeds from this offering we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we will implement the business plan. Furthermore, we intend to effect future acquisitions with cash and the issuance of debt and equity securities. The cost of anticipated acquisitions may require us to seek additional financing. We anticipate requiring additional funds in order to fully implement our business plan to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. Our inability to obtain financing would have a material adverse effect on the our ability to implement our acquisition strategy, and as a result, could require us to diminish or suspend our acquisition strategy.

     If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT WHICH MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING AND THE PRICE OF OUR COMMON STOCK

      The report of our independent auditors on our financial statements for the year ended December 31, 2000 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated in the developmental stage of operation as of December 31, 2000 was $82,254. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in WiseDriver.com.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY

      We have not generated any revenues to date. We have no significant assets or financial resources. WiseDriver has been engaged solely in start-up activities and has not commenced material operations in our core business of providing comprehensive information and services related to driving and automobile ownership. The likelihood of the our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

     There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

         o        regulatory actions;
         o        market acceptance of our products and services;
         o        new product and service introductions; and
         o        competition.


     These conditions raise substantial doubt about our ability to continue as a going concern.

       As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

WE INTEND TO GROW THROUGH ACQUISITIONS OF OTHER COMPANIES, AND OUR BUSINESS AND FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED IF WE DO NOT SUCCESSFULLY IMPLEMENT THESE ACQUISITIONS

We intend, as part of our business strategy to acquire other businesses which are in the industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to complete an acquisition of a leading provider of digital imaging services over the Internet and other possible acquisitions may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

     *    the difficulty of assimilating the acquired operations and personnel;
     * the potential disruption of our ongoing business and diversion of resources and management time;
     * the possible inability of management to maintain uniform standards, controls, procedures and policies;
     * the risks of entering markets in which we have little or no direct prior experience; and
     * the potential impairment of relationships with employees or customers as a result of changes in management.

     Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

      We cannot assure you that we will be able to acquire the businesses or that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

WE OPERATE IN AN INDUSTRY THAT MAY BECOME HEAVILY REGULATED AND COMPLIANCE FAILURES COULD ADVERSELY AFFECT OUR BUSINESS

       Due to the increasing popularity of the Internet, it is possible that new laws and regulations may be adopted dealing with such issues as user privacy, content and pricing. Such laws and regulations might increase our cost of using, or limit our ability to use, the Internet as a distribution channel, which in turn could have a material adverse effect on our business, financial condition and operating results.

       Government regulation and legal uncertainties could add additional costs to doing business on the Internet. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could adversely affect our business.

WE FACE POTENTIAL LIABILITY CLAIMS FROM THE OFFERING OF INFORMATION, PRODUCTS AND CLAIMS BASED ON LEGAL ADVICE

     We offer information and services on our web site. Although a portion of this content is provided by others, we face the risk that claims may be made against us for losses or damages, perceived or real, which could adversely affect our business. We could face liability for information contained on and communications made through our website. We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against on-line services as well as other print publications in the past. Based on links we provide to other websites, we could also be subject to claims based upon on-line content we do not control that is accessible from our website. Claims may also be based on statements made and actions taken as a result of participation in our chat rooms or as a result of materials posted by citizens on news groups at our website. These claims could result in substantial costs and a diversion of our management's attention and resources, regardless of whether we are successful.

     A portion of the site will provide information of a legal nature to the user.

     We have set up proper disclaimers which are selectively set up throughout the site advising the user that no actual legal advice is being provided. Before accessing various areas of Wisedriver.com, users will be required to agree to not form an attorney/client relationship and simply accept the information as examples of scenarios and suggestions. An attorney presents all the material on the site and no actual legal information is being provided to the user. Our intention is to educate our users on all aspects of the traffic court process and potentially assist with overturning a moving violations summons and we will make every possible attempt to communicate that the content of the site does not offer definitive legal advice, but rather educational content that must be used in conjunction with the advice and assistance of a qualified traffic attorney. We plan on delivering this point extensively throughout our site.

      Notwithstanding the disclaimers, users may sue us if based on the services we provide through our website if such services injure the user. This type of claim could require us to spend significant time and money in litigation or to pay significant damages. As a result, any legal claims, whether or not successful, could seriously damage our reputation and our business. We do not carry liability insurance and therefore any potential claims of this type could have a material adverse effect on our business, financial condition and operating results.

FUTURE SALES OF SHARES BY MICHAEL FARKAS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

      There are approximately 7,918,300 shares of our common stock outstanding, of which approximately 6,500,000 shares (or 82.09%) are held beneficially by Michael Farkas. Mr. Farkas will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Mr. Farkas were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Mr. Farkas might occur could also adversely affect the market price of our common stock.

CONTROL BY MICHAEL FARKAS COULD PREVENT A CHANGE OF CONTROL AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

      Mr. Farkas, beneficially owns approximately 82.09% of our common stock. Accordingly, for as long as Mr. Farkas continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could have the effect of preventing us from undergoing a change of control in the future and might affect the market price of our common stock.

OUR SUCCESS DEPENDS UPON THE EFFORTS OF JOSHUA BERGER AND OUR FAILURE TO RETAIN HIM AND TO ATTRACT KEY PERSONNEL WILL NEGATIVELY AFFECT OUR BUSINESS

      Our business is greatly dependent on the efforts of Joshua Berger, our Chairman and President, and on our ability to attract key personnel. Also, success will depend in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATE OF THE FUTURE MARKET PRICE OF THE SECURITIES

     Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.15 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of WiseDriver.com, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

     Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling a penny stock to the purchaser;

     - Receive the purchaser's written consent to the transaction; and - Provide certain written disclosures to the purchaser.

      These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

      We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

THERE IS NO ASSURANCE OF PUBLIC MARKET AND THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE.

      There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

       Some of the statements in this prospectus are "forward-looking statements". These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

     The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to WiseDriver from the sale of the additional 1,000,000 shares of our common stock at an assumed initial public offering price of $0.15 per share, are estimated to be $150,000. We expect to use the net proceeds from this offering, if any, for working capital needs, including officer salaries, web development and hosting costs, legal fees and accounting fees. In the event that we do not raise the full amount from this offering, the proceeds raised will be used first for payment of officer salaries and web development and hosting costs and then for other working capital needs. We do not have a present intention to use this proceeds from this offering to repay any loan to Michael D. Farkas or his affiliated entities. We have agreed to bear the expenses relating to the registration of our own shares as well as for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

     There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

     Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of wiseDriver.com, Inc. The offering price bears no relationship to the book value, assets or earnings of Concept Digital or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

      We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;
- Receive the purchaser's written consent to the transaction; and - Provide certain written disclosures to the purchaser.

      These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

    The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

     During the past year we have spent considerable time and capital resources defining and developing our strategic plan operating in the developing implementing of internet services.

     Our operations have been devoted primarily to developing a business plan and raising capital for future operations and administrative functions. We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

     Development stage expenses during the six months ended June 30, 2001 and June 30, 2000 were $76,698 and $8,913 respectively. The expenses incurred were primarily due to various consulting, managerial and professional services in connection with our development of a business plan and the corporate formation. On-going increases to development stage expenses are anticipated.

Liquidity and Capital Resources

     Despite capital contributions and loans from a related party, we have from time to time experienced, and continues to experience, cash flow shortages that have slowed our growth.

     We have primarily financed our activities from issuance of our common stock and from loans from related and third parties. We have received a total of $14,300 from Atlas Equity Group, Inc, a related party. Atlas Equity's sole shareholder, Michael D. Farkas is the principal shareholder of WiseDriver.com, Inc. Such loans are accruing interest at the rate of ten (10%) percent per annum. A significant portion of the funds raised from loans from related and third parties has been used to cover working capital needs such as office expenses and various consulting and legal fees.

     For the year ended December 31, 2000, we incurred a net loss of $78,328. Our accumulated deficit since date of inception is $89,544. Such accumulated losses have resulted primarily from costs incurred in the development of the website, salary and various professional fees.

     For the six months ended June 30, 2001, we incurred a net loss of $76,916. Our accumulated net loss since the date of inception is $166,460. Such accumulated losses have resulted primarily from costs incurred in the development of the website, salary and various professional fees.

      We continue to experience cash flow shortages, and anticipates this continuing through the foreseeable future. Management does believe that additional funding beyond this offering will be necessary in order for it to continue as a going concern. However, at this time we can not quantify the amount of additional funding that will be necessary. We will investigate several forms of private debt and/or equity financing in the future, although there can be no assurances that we will be successful in procuring such financing or that it will be available on terms acceptable to us.

     At this time, we are unable to quantify our funding need because it depends on a large number of factors, including the need to hire additional personnel, consultant costs, additional office space, marketing costs, and legal fees associated with the formation of strategic alliances. The amount of funding for these needs is dependent on how well our product is received, the demand for our services and costs associated with marketing our product. Given our limited history, these factors remain unknown at this time.

                           12-Month Plan of Operation

Second Quarter 2001- First Quarter 2002

      We are developing a website that will offer the user a forum dedicated to driving. In addition to offering a plethora of driving links and alliances with driving related business, the site will focus on promoting safety, providing information, and educating the user regarding summonses and traffic court procedure. In its present form the website will be launched and operational in the 3rd Quarter of 2001. We can not provide a date when we expect to become profitable since due to our limited operating history we can not make any assurances that we will ever become profitable in the future.

      The site currently contains an exclusive online manual regarding traffic violations and courtroom procedure. In addition shopping for driving related products can currently be done via the site. A forum has been set up where users can post messages and interact with regards to driving and a chat room is being prepared for the third quarter of 2001. A manual for highway patrol administration is made available via the site and governmental programs allowing users to select a safe car for purchase is also made available. Many links associated with driving, such as geographic DMV listings, are also attainable via the site as well as countless other ancillary driving resources are currently on the site.

      We are in the process of targeting and identifying companies pertaining to the driving industry, including driving schools, insurance companies, rental agencies and other driving related businesses. While no agreements have been reached, we anticipate based on informal conversations with various entities that we will be able to forge some non-exclusive alliances by the fourth quarter of 2001 with companies in the industries mentioned above. Since we have not signed any agreements or alliances to date, we cannot assure or guarantee that any alliances will be formed at all or by the fourth quarter of 2001.

      While the site is functional and resourceful, it still has portions that are incomplete or under construction. The automated ticket response, a program designed to provide the user with information pertaining to their summonses, is inoperative and in the process of being set up. Similarly, the coaches' corner, a portion of the site dedicated to connecting attorneys with clients for advice on their infraction, is under construction as well. Both areas are anticipated to be completed by the first quarter of 2002. We anticipate hiring up to 2 employees in the next twelve months.

      During the fourth quarter of 2001, we intend to run tests to ensure that all portions of the site are active and transactions and exclusive arrangements offered through the site are operational and functional.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

     WiseDriver.com, Inc., a Delaware Corporation, is a development-stage company, which has designed and developed a beta test version Internet web site at URL www.wisedriver.com intended to provide automobile drivers with comprehensive information and services related to driving and automobile ownership. Our site's primary focus will be to educate our users on how to avoid traffic violations, and in instances where a ticket has been issued, will inform the user about techniques for contesting the alleged infractions. It is our intention to be an informational site. We do not have any intention of providing legal advice being and we will make every possible attempt to communicate that the content of the site does not offer definitive legal advice, but rather educational content that should be used in conjunction with the advice and assistance of a qualified traffic attorney.

     In addition, we plan to provide information relating to traffic court, a regional attorney database, news and articles related to traffic infractions, as well as an automated system that will generate personalized responses to individual infractions and traffic violation questions. In addition to being a resource for summonses, we plan on offering other value-added content and services pertaining to the motor vehicle industry through strategic partners including: vehicle purchasing, press releases regarding new car models, auto industry news and press releases, auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, extended warranties, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, map sites and an interactive chat and message board areas where users will be able post questions and answers on a variety of driving and automotive topics.

     While we plan to develop some of these products and services internally, through outsourcing and through anticipated partnerships with third-party providers, we may also achieve our broader objective of offering an integrated automotive industry site, by growing through acquisitions of companies and businesses in complimentary industries.

     In an effort to maximize traffic and users on our site we do not anticipate charging a fee for most services rendered. Revenues will be generated from listing fees charged to lawyers and law firms, partnerships with third-party service providers, and advertisers on our site.

      On June 30, 2001, we entered into an Interest Purchase and Exchange Agreement, whereby we purchased an 80% interest in WiseDriver, LLC, a New York Limited Liability Company. WiseDriver, LLC is currently a subsidiary of WiseDriver.com, Inc. WiseDriver, LLC's primary objective is design and develop an internet web site to provide the user with information relating to traffic violations. Although WiseDriver LLC was in its developmental stage and had not commenced operations, we purchased WiseDriver LLC for its business plan, concept, idea and the working knowledge of the industry of its Managing Member, Joshua Berger who became our President upon execution of the Agreement. In addition, we purchased the domain name www.wisedriver.com.

     Our corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, FL 33131 and our telephone number is (305) 539-0900.

Market Background

GROWTH OF THE INTERNET AND ONLINE COMMERCE

The Web and online services have emerged as significant global communications and commercial media enabling millions of people worldwide to share information, communicate and conduct business electronically. We believe that the number of Web users will grow based on a number of factors, including the large and growing base of installed personal computers in the home and workplace, the decreasing cost of personal computers, easier, faster and cheaper access to the Internet, the distribution of broadband applications, the proliferation of Internet content and the increasing familiarity and acceptance of the Internet by businesses and consumers.

The growth in the use of the Internet has also led to a rapid growth of online content and commerce. Web content and commerce sites are enabling businesses to target and manage a broad customer base and establish and maintain ongoing direct customer relationships. As a growing number of businesses and information providers have begun marketing on the Web, it has rapidly become a medium in which consumers can access a vast amount of information regarding the pricing, quality and specification of products. Additionally, online transactions can be faster, less expensive and more convenient than transactions conducted in person or even over the telephone.

Recently the Internet has experienced, and is expected to continue to experience, significant decrease in the number of users and amount of traffic. Our future success will depend upon the development and maintenance of the Internet. A further decline in e-commerce could severely impact our operations. In addition, the share prices for technology based companies have declined significantly in the past six months and may continue to decline. A continued decline in such type of companies may have a significant impact on our operations.

AUTO INDUSTRY AND TRAFFIC INFRACTIONS

According to the National Motorists Association, approximately 25-50 million tickets are issued each year. At an average of $150 per ticket, that amounts to an estimate of 3.75 and 7.5 billion dollars a year in fines. Of those tickets issued, nearly 98% are uncontested in court. Recent studies indicate that the general populace is both uninformed of their rights and of actions that can be taken with regards to their summons. In addition, according to the National Transportation Library, there are over 188 million motor vehicles and more than 170 million licensed drivers in the United States, with a growing number who are concerned with tickets and seeking information on preventative methods. These drivers constitute a group that not only seeks information about tickets, but also has great interest in automotive services and content. This group of drivers may represent a significant opportunity for Wisedriver, and our anticipated comprehensive suite of products and services geared for the needs of automobile owners and users.

OPERATIONAL DETAILS:

Acquiring Viewer Base

The first element of our business model is to generate an audience/membership as quickly as possible. The higher the number of viewers on our web site, the greater our value becomes to potential members, clients and strategic partners. This initiative will hinge on a successful advertising campaign and public relations strategy, which we intend to pursue if we are able to raise additional funds. The effort must be as targeted and cost effective as possible, since this represents our largest cost allocation. Preliminary advertising channels have been identified and we anticipate that a membership can be attained. We will try to attract individuals who are interested in not only learning about contesting moving violations and infractions, but also those individuals that are interested in automobile content and services. Even with the proceeds from this offering we will need to raise additional funds through public or private debt or sale of equity to successfully carry out our advertising and public relations campaign. We do not have any present agreements in place for such financing and such financing may not be available when needed.

Procedural Traffic Court Information - An online manual

We anticipate that an online proprietary manual to that Wisedriver.com has developed will: (i) assist our users with understanding the different aspects of a traffic summons, (ii) help the user prepare a defense, (iii) educate the user on Traffic Court procedure, and (iv) advise the user about any post-trial options he/she may have. This service will be available upon the launch of the website.

Understanding the ticket itself

Wisedriver.com will attempt to explain the basic elements of each offense and relay to the user what exactly has been charged. This information will be an essential indicator to each user in deciding whether to defend a particular summons. Because certain infractions carry significant ramifications including points, penalties, higher insurance rates and defensive driving classes, full access to this knowledge may allow users to make more informed decisions on contesting a summons.

Essential to knowing whether to contest a ticket in court is an understanding of the user's available defenses. The manual will provide descriptions of these commonly used defenses and their applications.

Preparing a defense

Preparation for a defense begins when a ticket is issued and Wisedriver.com will attempt to instruct the user in detailed format on how to go about preparing for a potential court date.

The user will be informed about preparing information such as conditions, time and natural structures that were present at the time of the alleged infraction, and the manner they should be presented in a defense.

Other means of preparation will be in the form of photographs, maps, charts and even drawings that may greatly aid a defendant in court. The user will be shown the proper methods of introducing such visual aids during trial.

Trial

We will attempt to familiarize our user with every aspect of traffic court. Starting with courtroom procedure, it is anticipated that our site will contain extensive content on alleviating the stress of courtroom etiquette. From presentation to cross-examination to ultimately giving a good closing statement, Wisedriver.com plans to guide the user in presenting a potentially successful defense that represents the facts in a light most favorable to the defendant.

Examination techniques and admission of evidence and witnesses are another planned area of focus for the site. We anticipate these areas as important encounters in traffic court scenarios and plan to prepare the user on their employment.

While not displacing counsel or acting as a remedy for a summons, Wisedriver.com plans to inform the user and give sufficient information for a proper evaluation of the facts and anticipates increasing the likelihood of a successful defense and courtroom presentation.

Lastly, our site plans to inform the user on how verdicts do not always represent a sentence and how to respectfully request a lesser sentence of the court. Consideration for previous records and personal history may be factors accepted by a judge, and we plan to familiarize our future users with these techniques.

Post Court

How to proceed once a trial is over is another area where we plan to focus our content. Regardless of the outcome of trial several important outstanding issues may remain, and Wisedriver.com plans to inform users on several post trial options including traffic school and the appeals process.

Disclaimer

While it is our intention to educate our users on all aspects of the traffic court process and potentially assist with overturning a moving violations summons, we will make every possible attempt to communicate that the content of the site does not offer definitive legal advise, but rather educational content that must be used in conjunction with the advice and assistance of a qualified traffic attorney. We plan on delivering this point extensively throughout the content of our site.

Identification and Retention of an Attorney

While we plan on offering significant content for individual preparation and resolution of a traffic hearing, we also plan to dedicate a considerable portion of our content around the topic of selecting and retaining an attorney. This section will also carry added significance, because the overriding theme of our content will focus on the fact that knowledge of the trial and appeals process is something that should be utilized by a user in conjunction with the services of a qualified attorney. There will be considerable information for the user on the benefits of being represented in traffic court by an attorney, as well as a comprehensive database of U.S. attorneys. This database which is currently inactive will be geographically organized, and will allow users to select a qualified attorney in their jurisdiction specializing in traffic violations. While information is already published on the site regarding the benefits of attorney retention, the attorney database will not be completed until the first quarter 2002.

Links for Legal Research

We anticipate that the user will also have access via a link to websites to a research area containing databases with legal research and listings of government and state law statutes pertaining to driving and moving violations. Legal research will be partitioned into categories according to regions and their respective archives of legal vehicular decisions and regulations. Individuals will use this feature as well as attorneys to research intricacies of the law as well as to identify codes of law infracted. In addition, we plan to offer a search engine that will allow users to query the database by keywords to allow for quicker and more focused research results. We anticipate the links to legal research to be completed within the next 2 month. However, a unique search engine for legal research may be delayed until the second quarter of 2002.

Interactive ticket information

We are in the process of developing the Personal Ticket Advisor (PTA) that is intended to automate most of the legal research for the future user or attorney in traffic infraction instances. The customary method of preparing a defense in motor vehicle cases is to research the specific law alleged to be broken and then dissect the elements. Wisedriver is developing a program whereas the user will be able to submit responses to queries initiated by Wisedriver.com. It is anticipated that the PTA will then email the user a response tailored to the offense alleged to have been committed. The response will consist of a thorough overview of the offense alleged. Additionally, it will provide the user with a verbatim reiteration of the legal statute that pertains to that specific offense. Wisedriver will then point out the elemental makeup of the offense and direct the user to compartmentalize the offense and pinpoint an element being considered for defense. The user will finally be directed to portions of the manual dealing with the specific defense sought.

The PTA is currently being constructed as a beta version limited to several states. Wisedriver.com plans on releasing this service on a state- by- state basis beginning in the first quarter of 2002.

Other Value Added Services

Our goal is to create an integrated product offering that addresses most services and products needs for automobile drivers and enthusiasts. We plan to enter into strategic relationships with the top providers of automotive services and offer links from our site directly to the home pages of our designated partners.

Our site plans to organize these links to a myriad of driving related sites in categories ranging from insurance to driving publications. In addition to providing the user with links to hundreds of sites, we plan to brief the user on the desired site and rank the links for comparative value. We anticipate that the publication pertaining to the automotive industry and map sites will be completed by the 3rd Quarter 2001. Thus, competing sites may be evaluated and compared by the user for personal preference and individual usage.

Through these types of third-party affiliations Wisedriver anticipates offering the following products to our future users:

     -AUTOMOTIVE RETAILERS will offer a one stop place for users' to shop for their automotive needs -AUTOMOTIVE PUBLICATIONS will offer our users up to date content and information on all the newest auto trends and releases of new information - AUTO LOANS AND FINANCING CALCULATORS will provide potential buyers with financing for the purchase - INSURANCE AND QUOTE COMPARISONS will provide car owners or potential buyers with protection for their vehicle, and will give them a chance to find the best rates - AUTO APPRAISAL SERVICES will allow buyers and sellers to gauge the value of a specific vehicle - EXTENDED WARRANTIES will provide cost effective long term protection for users' purchases - CREDIT REPORTS will allow users to check on the status of their credit as they are considering an automobile purchase - LEMON REPORTS can protect users from known defects and hidden problems with certain vehicle models - CAR SHIPPING AND TRANSPORT SERVICES can assist both buyers and sellers in completing an auction transaction -MAP SITES to assist drivers with finding directions and the locations for their favorite driving destinations

We believe that by the end of the fourth quarter of the year we will be able to secure most of the above services. Specifically, we anticipate that the legal research, chat rooms, credit reports, lemon reports, loan calculators and insurance comparisons will be completed by the end of the December 2001. By the end of the first quarter 2002, we expect to have completed the automated ticket response and coaches corner.



Chat Rooms and Message Boards

In addition to these value-added services and offerings, we have created a message board , and developing a chat area where users will be able post questions and answers on a variety of traffic violation and automotive topics. The chat rooms and message boards will be organized by categories on different automotive and social topics, and will act as not only a source of information but as a way of promoting a sense of community amongst future Wisedriver users. We anticipate that this approach may result in larger audiences, encourage repeat visits and keep users engaged, when visiting our site.

Revenues

Because we are a developmental stage corporation, we have not generated any revenue to date. However, we anticipate that our business model should support several revenue sources within the automotive and legal industry including: listing fees charged to lawyers and law firms, partnerships with third-party automotive service companies, and advertising on our site.

Revenue

Attorney Listing Fees

As previously discussed, Wisedriver.com will have an attorney section where a future user can receive helpful guidance on evaluating whether retaining counsel is appropriate for an individual situation. Assuming the user chooses to retain counsel, we will offer a database of attorneys geographically allotted for the user to contact. We are in the process of developing an application entitled coaches corner, that will allow users to search through an attorney database by zip code or city.

We plan to charge attorneys an annual listing fee to be featured in the attorney directory. In addition, we plan to offer our lawyer members upgraded "featured sponsorship" packages that will place member attorneys at the top of the results list, or show their advertisement at the top of the page once the results of a particular geographic search are displayed. These listings will feature the name and contact info for each respective law firm or individual.

We anticipate selling listing fees in bulk, and working with both individual attorneys and large law firms, who may list individuals in their firm that specialize in traffic law.

STRATEGIC PARTNERS

The partnerships that we anticipate forming with on-line service providers and merchants will include a link directly from our website directly to their home page. This type of arrangement is mutually beneficial for both parties. It will provide, a one-stop access to a wide range of automotive services for future Wisedriver users, and at the same time bring new customers and revenue to our partners. Because more value is usually placed on customers and revenue, it is anticipated that we will be able to derive revenue from these relationships via several different arrangements including CPC, CPA and/or revenue sharing. Depending on the specifics of each partner relationship, one or a combination of these compensation methods may be used. The following is a description of each:

- Cost Per Click (CPC)

The intended increase in traffic to each third-party service provided by the Wisedriver will enable us to charge each retailer a click-through rate, or a fee for each click called a CPC. This rate will be determined on an individualized basis with each partner. The CPC rate is a fee that is charged every time a Wisedriver user clicks on any link to another company's site. This method of generating revenue is directly contingent upon how many members we have, as the probability of an actual click occurring becomes higher with more traffic on our site.

The CPC rate must be specific for each client or strategic partner, based on individual traffic needs. The more existing traffic there is on a site, the less valuable each click is for them. However, for a brand new site the need to generate traffic is more immediately. Consequently, the more established sites may be charged a lower CPC rate.

- Cost Per Acquisition (CPA)

In some instances we anticipate that it will make sense to charge a flat fee for each new customer that we deliver to a strategic partner. For example in the case of an auto insurance partner, we anticipate receiving a flat fee for each closed insurance policy.

- Revenue Sharing

For e-commerce partners, we anticipate asking for a fixed percentage of revenues obtained through purchases made by customers that are Wisedriver users. The anticipated growth in Wisedriver's user base will provide opportunities for these businesses to increase their own on-line revenues as shoppers will be directed from Wisedriver to their sites.

The revenue arrangement will be determined by the strategic partner's industry dynamics relative standing in their respective industry, and marginal value that the partner derives from additional customers and revenues.

Advertising on Wisedriver

The anticipated traffic on the Wisedriver website may also allow us to receive ad sales revenues from potential advertisers. Advertising sales on Wisedriver is a way that we can possibly generate revenue from a diverse selection of marketplaces. We intend to create a variety of different options and packages for companies that would purchase advertising space on our site. These companies are not limited to the automotive or legal industry, but can come from a variety of related industries including: major banks and credit cards, retailers, the travel industry, fitness products and gyms, restaurants and/or any industry that can benefit from a group of consumers with significant potential spending power.

These advertisements will be in the format of click-on banners and buttons of varying sizes that will link the Wisedriver user directly to the advertisers' home page. The pricing for these ads will be based on a CPM rate, or cost per thousand impressions which the number of times the ad appears on our site. The CPM rate is derived from the number of exclusive viewers on a site at a given time, or how many viewers will actually see the ad. Therefore, the higher Wisedriver's user number reaches, the more our advertising space will be in demand. This further outlines our initial priority to draft a large viewer base in order to generate maximum profit from sale of our advertising space. The CPMs we will charge are also dependent on our members click through rates, and on the individual advertiser.

In addition, our ability to target these ads will also potentially increase our ability to generate revenue in the future. In most instances, advertisers are willing to spend more for targeted ads than for an untargeted ad run. Because the Wisedriver site is organized around different topics and functional areas, we anticipate the ability to serve specific types of ads on pages with matching content. For example the lawyer database section will most likely display legal ads, whereas the auto shopping section may include some auto insurance advertising or banks offering auto loans.

                         OUR BUSINESS EXPANSION STRATEGY

We are pursuing strategic relationships to increase our access to on-line consumers, to build brand name recognition and to expand the products and services we provide to our on-line users. In addition to ongoing relationships, we are pursuing, or intend in the near future to pursue, alliances with:

     o    Internet access and service providers;
     o    Internet content providers;
     o    web site development companies;
     o    web site and e-mail hosting companies; and
     o    electronic commerce companies.

Future possibilities for growth and generating income include strategic partnerships and/or acquisitions of other complimentary traffic infraction sites and businesses like an online traffic school, or vertical integration into the businesses of our anticipated partners (ie insurance, automobile publishing, auto retail, etc). While this growth through acquisition remains a core part of our future strategy, to date, we have not entered into any partnerships or acquisitions of this type, and has not conducted discussions with potential partners or target companies.

From a content standpoint, WiseDriver.com is considering branching off into numerous subclasses of driving. Areas such as teen drivers, taxicabs, senior citizen drivers, and foreign drivers are all being considered as unique enough to validate expansion and specialized treatment on the site. To date, no content expansion of this type has been executed, and will most likely occur as a phased implementation after the official launch of the original Wisedriver website in the coming months.

These alliances are intended to increase our core user base, transaction volume and operational efficiency and to further enhance our brand name recognition. See "Risk Factors -- We intend to grow through acquisitions of other companies, and our business and financial results could be adversely affected if we do not successfully implement these acquisitions". Of course, we cannot assure you that we will be successful in forging these alliances and accomplishing our intended expansions. Our success in this regard will depend on locating and acquiring financially sound companies and raising additional financing sufficient to meet the costs of such acquisitions. There may be legal or licensing requirements that could adversely affect our ability to provide new services.

                                   COMPETITION

The market for Internet services and products is relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of web sites on the Internet competing for users' attention has proliferated with no substantial barriers to entry. We expect that competition will continue to intensify.

Potential competition derives from a number of large Internet companies and services that have expertise in developing on-line commerce and in facilitating Internet traffic, including America On-line, Microsoft and Yahoo!. Many of these offer the same free or paid services that we offer. These potential competitors could choose to compete directly or indirectly through affiliations with other electronic commerce companies, including direct competitors. Other large companies with strong brand recognition, technical expertise and experience in Internet commerce could also seek to compete in this marketplace.

There are several direct competitors in this industry, but we believe that there is enough current demand to support another entrant. The competitors include, but are not limited to the following: www.nolo.com, www.motorists.org, www.ticketassasin.com.

Many sites currently contain individual aspects we incorporate. However, there does not appear to be a comprehensive driver services site, free of charge, which is community oriented, generates personal ticket responses and offers the full range of related services like Wisedriver.

In the future, we may encounter competition from other driver related sites that are still in the process of constructing their websites, but are showing a future commitment to content and e-commerce for their business. Many of the our competitors, as well as a number of potential new competitors, may have significantly greater financial, technical and marketing resources than Wisedriver. There can be no assurance that our competitors will not develop Internet or driver products and services that are superior to our services or that achieve greater market acceptance than our offerings.

We may also compete with online services and other website operators as well as traditional off-line businesses for a share of advertisers' total advertising budgets. There can be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition. However, we believe the significant pool of U.S. drivers and growth of Internet use creates an ideal opportunity to introduce a web site like Wisedriver offering a comprehensive suite of value-added services for drivers.

A number of our competitors have significantly greater financial, technical, marketing and other resources. Some of our competitors also offer a wider range of services and financial products than us and have greater name recognition, more extensive customer bases and were first to the market. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than us. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

                         GOVERNMENT AND STATE REGULATION

Since a portion of the site provides information of a legal nature to the user, proper disclaimers are selectively set up throughout the site. Before accessing various areas of Wisedriver.com, users will be required to agree to not form an attorney/client relationship and simply accept the information as examples of scenarios and suggestions. Admitted counsel presents all the material on the site and no legal advice is being provided to the user.

While it is our intention to educate our users on all aspects of the traffic court process and potentially assist with overturning a moving violations summons, we will make every possible attempt to communicate that the content of the site does not offer definitive legal advise, but rather educational content that must be used in conjunction with the advice and assistance of a qualified traffic attorney. We plan on delivering this point extensively throughout our site.

INTERNET LAW

Traffic infraction and automotive sites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

     - user privacy
     - freedom of expression
     - pricing
     - content and quality of products and services - taxation - advertising - intellectual property rights - information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

                                    EMPLOYEES

We employ one person on a full-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

                             DESCRIPTION OF PROPERTY

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. From July 2000 to November 2000 we agreed to reimburse Wealthhound.com, Inc. Inc. $1,500 per month (on a month-to-month basis) for administrative services and other operating expenses. The services provided including office supplies, secretarial services, copies, courier and mailings. From December 2000 to January 2001 we agreed to reimburse Wealthhound.com, Inc. $2,000 per month for administrative services. The relationship between Altas Equity Group, Inc. and Wealthhound.com, Inc is that Michael D. Farkas, the principal and sole shareholder of Atlas Equity Group, Inc. is the principal shareholder of Wealthhound.com, Inc.

Prior to July 2000, we had been relatively inactive, did not require, and was not occupying, any office space. Therefore, instead of paying rent, we agreed to reimburse Wealthhound.com, Inc. for certain office expenses. Because of recent developments, including the hiring of an employee and the completion of our business plan, management has agreed to occupy the space located at 1221 Brickell Avenue, Suite 900, Miami, Florida and pay $2,000 per month commencing February 1, 2001 for administrative services and operating expenses to the Atlas Group of Companies, LLC.

                                LEGAL PROCEEDINGS

None.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME              AGE      POSITION

Joshua Berger      28       President and Chairman of the Board
Jamee Kalimi       32       Secretary and Director


DIRECTORS

JOSHUA BERGER has been our Chairman of the Board and President since June 13, 2000. From May 18, 1998 to June 13, 2000 Mr. Berger was a private attorney in NYC focusing on Traffic court and Immigration law. From February until June 13, 2000, Mr. Berger split his time between his own private office and the offices of Cyrus B. Adler in NYC. Mr. Berger was admitted to the NY State Bar Association in May 1998. From August 1993 until June of 1997, Mr. Berger attended New York Law School. On June 17, 2000, Mr. Berger was accused by a former colleague and partner, Cyril B. Adler, of forgery for allegedly signing Mr. Adler's name to a $1,000 check, a class E felony. Mr. Berger has vehemently denied the accusation and intends to vigorously defend the matter. No indictment has been landed in the proceedings and on May 22, 2001, the matter was adjourned by the Assistant District Attorney until September 16, 2001. Mr. Berger anticipates that all charges will be dismissed in their entirety.

JAMEE KALIMI has been our Secretary since June 13, 2000. Since 1998, Ms. Kalimi has been President and Director of i-Incubator.com, Inc. a publicly traded company listed on the OTC Electronic Bulletin Board. (OTCBB:INQU). Ms. Kalimi is currently the President of i- CarAuction.com, Inc., i-AntiqueAuction.com, Inc. and i-Aerobids.com, Inc. and is Vice President and Secretary of i-Teleco.com, Inc. and i- RealtyAuction.com, Inc. all of which were subsidiaries of i-Incubator.com, Inc. Ms. Kalimi is also Secretary of Genesis Energy Group, Inc. Prior to working for us, she was an assistant to the President of Atlas Equity Group, Inc. from February 1998 to October 1998. She worked as a Real Estate Sales and Leasing Manager for Sclar Realty from April 1996 to February 1998 and President of AvJam Communications, Inc. from January 1994 to April 1996.

BOARD OF DIRECTORS

The board of directors consists of two directors. On June 30, 2000, Michael D. Farkas, at the time our sole director, appointed Joshua Berger and Jamee Kalimi to our Board of Directors. On June 30, 2000, Mr. Farkas resigned from our Board of Directors.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Joshua Berger was our President and Jamee Kalimi was our Secretary as of June 13, 2000 and were our only directors and officers from June 13, 2000 to December 31, 2000. Mr. Berger received $38,461 in compensation for services performed during the fiscal year 2000 and Mrs. Kalimi compensation for services performed during the 2000 fiscal year was the issuance of 200,000 restricted common shares. Michael Farkas was President and the our sole officer and director from March 26, 1999 to June 13, 2000. Mr. Farkas received no compensation for services performed during the 2000 fiscal year.

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                                                                   RESTRICTED     SECURITIES
NAME AND PRINCIPAL        FISCAL        OTHER          ANNUAL      STOCK           UNDERLYING     OPTIONS           ALL OTHER
POSITION                  YEAR          SALARY         BONUS       COMPENSATION    AWARDS         (NO. OF SHARES)   COMPENSATION
--------                  ----          ------         -----       ------------    ------          --------------   ------------
Joshua Berger              2001       $ $100,000 (1)   $0          $  0            $      0        450,000          $    0
President

Jamee Kalimi               2001                0        0             0                   0              0               0
Secretary

(1) From January 1, 2001 to June 1, 2001, Joshua Berger was receiving compensation at a rate equal to $100,000 per year. From June 1, 2001 to December 31, 2001, Joshua Berger will be receiving compensation at a rate equal to $50,000 per year.

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

         OPTION GRANTS IN FISCAL 2000
            (INDIVIDUAL GRANTS)(1)

                         NUMBER OF%              OF TOTAL OPTIONS
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN      EXERCISE  EXPIRATION
NAME                     OPTIONS GRANTED         FISCAL                       PRICE     DATE
                                                 2001
                                                 ----
Joshua Berger            450,000                 100%                         $0.50     (1)

(1) The contractual life of the options is determined on certain conditions and will become exercisable upon these conditions being met. The initial 150,000 share shall vest upon the launching of Wisedriver.com's Website. Additional 150,000 shares will vest upon the completion of Wisedriver.com Website. The final 150,000 shares will vest upon completion of the Optionee's employment agreement with WiseDriver. No options were exercisable as of December 31, 2000. A total of 150,000 options with an exercise price of $0.50 were exercisable as of March 31, 2001.

(2) The options expire three years from each of their respective vesting dates.

No Executive Officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 1, 2001, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF              PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP              OUTSTANDING SHARES
                                    ---------------------             -------------------
5% STOCKHOLDERS
Michael D. Farkas (2)                        6,500,000                82.09%
294 South Coconut Lane
Miami Beach, FL 33139

Joshua Berger                                  450,000                 5.68%
2294 Norstrand Avenue
Brooklyn, NY 11210

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Shimon Fishman                               1,500,000                15.12%
560 Woodmere Blvd.
Woodmere, New York 11598

Jamee Kalimi                                     2,438                  .03%
3314 Oak Drive
Hollywood, Florida 33021

All the Officers and Directors as a Group      550,000                 5.71%


(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Mr. Farkas is the sole member and the Chairman and Chief Executive Officer of the Atlas Group of Companies, LLC., the sole shareholder of Atlas Capital Services, Inc., a registered broker dealer and member of the Nationa Association of Broker Dealers, Inc. and SIPC.

                                    DILUTION

As of September 6, 2001, we had issued and outstanding 7,918,300 shares of common stock. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on our balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

Our net tangible book value as of June 30, 2001 was $(40,295) or $(.0051) per share. The adjusted pro forma net tangible book value after this offering will be $99,705 based on an assumed initial public offering price of $0.15 per share. Therefore, the increase in the net tangible book value per share attributable to the offering is $0.016. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.1388 cents per share or over 92% of their investment assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if: 25% of the shares are sold in this offering; 50$ of the shares are sold; and if 100% of the shares are sold:

25% of the shares      50% of the shares           100% of the shares
$.152                  .147                        .139


Wisedriver.com, Inc.
Dilution calculation
As of June 30, 2001
-------------------------------------------------------------------------------

                                                        100% of shares                                 50% of shares
                                      ---------------------------------------------  ----------------------------------------------
                                          Amounts       Number of shares   Per share   50% of shares   Number of shares  Per share
Shareholders' equity (6/30/01)                (21,215.00)      7,918,300                  (21,215.00)     7,918,300

Less intangibles:
Website                                        19,080.00                                   19,080.00

Tangible book value before offering           (40,295.00)      7,918,300     (0.0051)     (40,295.00)     7,918,300     (0.0051)

Offering to new investors                     150,000.00                                   75,000.00

Less expense                                   10,000.00                                   10,000.000
                                              ----------                                   ----------

Net proceeds                                  140,000.00      1,000,000                    65,000.00        500,000
                                              ----------      ---------                    ---------        -------

Tangible book value after offering              99,705.00     8,918,300      0.0112        24,705.00      8,418,300       0.0029
                                              ==========     ==========      ------        =========     ==========       ------

Gain by old investors                                                     $  0.0163                                     $ 0.0080
                                                                          =========                                     =========
Offering price paid by new investor                                          0.1500                                       0.1500

Tangible book value after offering                                           0.0112                                       0.0029
                                                                          ---------                                     ---------
Dilution for new investor                                                 $  0.1388                                     $ 0.1471
                                                                          =========                                     =========

Wisedriver.com, Inc.
Dilution calculation
As of June 30, 2001
Continue
-------------------------------------------------------------------------------

                                                              25% of shares
                                             -------------------------------------------------------
                                               25% of shares   Number of shares        Per share
Shareholders' equity (6/30/01)                  (21,215.00)       7,918,300

Less intangibles:
Website                                          19,080.00

Tangible book value before offering             (40,295.00)       7,918,300               (0.0051)

Offering to new investors                           37,500

Less expense                                     10,000.00


Net proceeds                                     27,500.00          250,000
                                                 ---------       ----------
Tangible book value after offering              (12,795.00)        8,168,300              (0.0016)
                                                 =========       ==========            -----------
Gain by old investors                                                                  $   0.0035
                                                                                       ===========
Offering price paid by new investor                                                        0.1500

Tangible book value after offering                                                        (0.0016)
                                                                                       -----------
Dilution for new investor                                                              $   0.1516
                                                                                       ===========

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 918,000 shares of common stock sold to investors in the Regulation D Rule 504 private placement undertaken by Wisedriver in September, 2000. None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 1, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

              Sharesof common Percent of common Shares of Shares of
                common stock Stock owned prior stock prior common
                           stock owned after offering

Name of selling stockholder  to offering(1)     To offering       to be sold(1) Number         Percent(1)
                             -----------        -------------     -----=------- --------       -------
Charles M. Azrak              20,000                .25%               20,000      0                0
Marvin Azrak                  20,000                .25%               20,000      0                0
Ruben Azrak                   70,000                .88%               70,000      0                0
Sarah Azrak                   48,000                .61%               48,000      0                0
Victor Azrak                  26,000                .33%               26,000      0                0
Balmore Funds S.A.(2)        166,667               2.10%              166,667      0                0
Chaim Y. Block                 8,000                .10%                8,000      0                0
Toba Block                     8,000                .10%                8,000      0                0
Michelle Brock                16,667                .21%               16,667      0                0
Scot Cohen                    33,333                .42%               33,333      0                0
Adele Fallas                   6,000                .08%                6,000      0                0
Carolyn D. Fishman            45,333                .57%               45,333      0                0
Rochel L. Fishman             10,000                .13%               10,000      0                0
Robert L. Frome               33,333                .42%               33,333      0                0
Thomas L. Gangone              6,667                .08%                6,667      0                0
Thomas Gangone                 6,667                .08%                6,667      0                0
Zachary Gindi                 20,000                .25%               20,000      0                0
David M. Glick                 1,667                .02%                1,667      0                0
Beth Hamedresh Rachmei Haub   80,000               1.01%               80,000      0                0
c/o Rachel Rosenberg
Barry Honig                   33,333                .42%               33,333      0                0
Renee Honig                   33,333                .42%               33,333      0                0
Lawrence Jemal                30,000                .38%               30,000      0                0
Eli S. Loebenberg              8,000                .10%                8,000      0                0
Sara Loebenberg                8,000                .10%                8,000      0                0
Anthony T. Offaviano           3,333                .04%                3,333      0                0
Thomas O'Neill                10,000                .13%               10,000      0                0
Adena Pollan                  13,333                .17%               13,333      0                0
Leon Roisenberg                6,667                .08%                6,667      0                0
Marat Roisenberg              16,667                .21%               16,667      0                0
Vilen M. Roisenberg            6,667                .08%                6,667      0                0
Charles Saffati               13,333                .17%               13,333      0                0
Brian Shatz                   13,333                .17%               13,333      0                0
Maria Solimeo                  6,667                .08%                6,667      0                0
Victor Solimeo                20,000                .25%               20,000      0                0
Serena Solimeo                 6,667                .08%                6,667      0                0
Charles Shulman               13,333                .17%               13,333      0                0
Jacob Tversky                  8,000                .10%                8,000      0                0
Esther Tversky                 8,000                .10%                8,000      0                0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period.

(2) Gisella Kindle is a representative of Balmore Funds, SA and has investment control of Balmore Funds SA.

PLAN OF DISTRIBUTION

We are offering our shares of Common Stock on a "best effort" basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. We are making the offering through our officers and directors who will not be compensated for offering the shares. We will, however, reimburse them for all expenses incurred by them in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. From July 2000 to November 2000 we agreed to reimburse Wealthhound.com, Inc. $1,500 per month (on a month-to-month basis) for administrative services and other operating expenses such as secretarial services, copying, office supplies, delivery service, couriers and telephone usage. From December 2000 to January 2001 we agreed to reimburse Wealthhound.com, Inc. $2,000 per month for administrative services. The relationship between Wealthhound and WiseDriver is that Michael D. Farkas is the principal shareholder of both companies.

Prior to July 2000, we had been relatively inactive, did not require, and was not occupying, any office space. Therefore, instead of paying rent, we agreed to reimburse Wealthhound.com, Inc. for certain office expenses. Because of recent developments, including the hiring of an employee and the completion of our business plan, management has agreed to occupy the space located at 1221 Brickell Avenue, Suite 900, Miami, Florida and pay $2,000 per month commencing February 1, 2001 for administrative services, a total of operating expenses and rent to the Atlas Group of Companies, LLC.

We have executed into six (6) promissory notes with Atlas Equity Group, Inc. ("Atlas Equity") for a total of $14,300 which Atlas Equity loaned to us. On April 2, 2001, Atlas Equity loaned $2,400 which is payable on April 1, 2002 and is accruing interest at the rate of ten (10%) percent per annum. On April 17, 2001, Atlas Equity loaned $2,500 which is payable on April 16, 2002 and is accruing interest at the rate of ten (10%) percent per annum. On April 30, 2001, Atlas Equity loaned $1,000 which is payable on April 29, 2002 and is accruing interest at the rate of ten (10%) percent per annum. On May 14, 2001, Atlas Equity loaned $3,200 which is payable on May 13, 2002 and is accruing interest at the rate of ten (10%) percent per annum. On May 23, 2001, Atlas Equity loaned $3,200 which is payable on May 22, 2002 and is accruing interest at the rate of ten (10%) percent per annum . On June 12, 2001, Atlas Equity loaned $2,000 which is payable on June 11, 2001 and is accruing interest at the rate of ten (10%) percent per annum. Atlas Equity's sole shareholder, Michael D. Farkas is our principal shareholder. In addition, as of June 18, 2001, we owe Atlas Equity $4,759 for payroll liabilities.

In September 2000, we engaged Envitro.Com Inc., a related party, to develop and design its website. We paid a total of $35,000 to Envitro.Com Inc. in connection with these services. Envitro.com, Inc. is a wholly owned subsidiary of Wealthhound.com, Inc. Michael D. Farkas, our principal shareholder is the principal shareholder of Wealthhound.com, Inc.

In September 2000, we engaged OSRS Communications Inc., a related party, to provide web-hosting services for the website. We pay
$35 per month in connection with these services. Envitro.com, Inc. is a wholly owned subsidiary of Wealthhound.com, Inc. Michael D. Farkas, our principal shareholder is the principal shareholder of Wealthhound.com, Inc.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.0001 per share and no shares of preferred stock.

                                  COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

DELAWARE BUSINESS COMBINATION PROVISIONS

We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

     o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                                  LEGAL MATTERS

There are no actual or pending legal matter known by us at this time.

                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Salibello & Broder, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2001
AND DECEMBER 31, 2000 AND FOR THE SIX MONTH PERIODS ENDED
JUNE 30, 2001 AND 2000 AND FOR THE PERIOD MARCH
16, 1999 (DATE OF INCEPTION) THROUGH JUNE 30, 2001

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                                    1

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2001
AND DECEMBER 31, 2000 AND FOR THE SIX MONTH PERIODS ENDED
JUNE 30, 2001 AND 2000 AND FOR THE PERIOD MARCH
16, 1999 (DATE OF INCEPTION) THROUGH JUNE 30, 2001

Balance sheets                                                  2

Statements of operations                                        3

Statements of changes in stockholders' equity                   4

Statements of cash flows                                      5-6

Notes to consolidated financial statements                   7-14

                           INDEPENDENT AUDITORS REPORT

To the Stockholders and
Board of Directors
Wisedriver.com, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying consolidated balance sheet of Wisedriver.com, Inc. and subsidiary (A development stage company) as of December 31, 2000 and the related consolidated statement of operations, changes in stockholders' equity (deficit) and cash flow for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the result of its operation and its cash flow for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company is a development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

May 18, 2001

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------

                                                                                    (UNAUDITED)
ASSETS                                                                                JUNE 30,           DECEMBER 31,
                                                                                        2001                 2000
                                                                                        ----                 ----
CURRENT ASSETS:
        Cash                                                                                  $ 493             $ 41,297
        Prepaid expenses                                                                          0                3,500
        Other receivables                                                                        50                  100
                                                                                 -------------------   ------------------
        Total current assets                                                                    543               44,897

WEBSITE-NET OF ACCUMULATED AMORTIZATION OF
  $2,520 AND $360                                                                            19,080               21,240

TOTAL ASSETS                                                                               $ 19,623             $ 66,137
                                                                                 ===================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

        Accounts payable and accrued expenses                                              $ 24,838             $ 10,436
        Note payable - related party                                                         16,000                    0
                                                                                 -------------------   ------------------
        Total current liabilities                                                            40,838               10,436

STOCKHOLDERS' EQUITY:

        Common Stock, par value $.0001 per share; 250,000,000 shares authorized;
        7,918,300 shares issued and outstanding

         as of June 30, 2001 & December 31, 2000, respectively                                  792                  992
        Additional paid-in capital                                                          144,453              144,253
        Deficit accumulated during the development stage                                   (166,460)             (89,544)
                                                                                 -------------------   ------------------
        Total stockholders' equity (deficit)                                                (21,215)              55,701
                                                                                 -------------------   ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                       $ 19,623             $ 66,137
                                                                                 ===================   ==================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

                                                                                                                      (UNAUDITED)
                                                                                                                    FOR THE PERIOD
                                                   (UNAUDITED)                         (UNAUDITED)                   MARCH 16,1999
                                              FOR THE SIX MONTHS ENDED          FOR THE THREE MONTHS ENDED      (DATE OF INCEPTION)
                                                     JUNE 30,                            JUNE 30,                 TO JUNE 30, 2001
                                                    --------                            --------                   ----------------
                                          2001                  2000                 2001               2000
                                          ----                  ----                 ----               ----
DEVELOPMENT STAGE REVENUES            $           0       $           0        $          0           $       0           $       0
                                      -------------       -------------        ------------           ---------           ---------
DEVELOPMENT STAGE EXPENSES:
      Accounting fees                         5,537                   0               3,037                   0              13,037
      Amortization expense                    2,160                   0               1,080                   0               2,520
      Bank charges                               82                 103                  82                  58                 363
      Consulting fees                             0               7,495                   0               7,495               7,495
      Legal fees                              3,153                 642               1,258                 642               9,118
      Office expenses                        10,222                 400               5,092                 400              18,128
      On-line services                          210                   0                 105                   0                 350
      Corporate fees                          3,329                 273               1,139                 223               6,013
      Payroll                                45,769                   0              22,692                   0              84,232
      Payroll tax expense                     3,897                   0               1,736                   0               7,254
      Postage                                   207                   0                   0                   0                 384
      Printing                                  315                   0                   0                   0                 315
      Rent                                    1,817                   0                 908                   0               3,633
      Website & development fee                   0                   0                   0                   0              13,400
                                          ---------           ---------           ---------           ---------           ---------
TOTAL DEVELOPMENT STAGE EXPENSES             76,698               8,913              37,129               8,818             166,242
                                          ---------           ---------           ---------           ---------           ---------

      LOSS FROM OPERATION                   (76,698)             (8,913)            (37,129)             (8,818)           (166,242)

      INTEREST EXPENSE                          218                   0                   0                   0                 218

NET LOSS                                  $ (76,916)          $  (8,913)          $ (37,129)          $  (8,818)          $(166,460)
                                          =========           =========           =========           =========           =========

LOSS PER COMMON SHARE
      basic and diluted                   $ (0.0097)          $ (0.0014)          $ (0.0047)          $ (0.0014)
                                     ================     =================     ================     =================

WEIGHTED-AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                 7,918,300           6,500,000           7,918,300           6,500,000
                                     ================     =================     ================     =================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                                      DEFICIT
                                                                                                      ACCUMULATED
                                                                                       ADDITIONAL     DURING THE
                                                                  COMMON STOCK         PAID-IN        DEVELOPMENT
                                                              SHARES       AMOUNT      CAPITAL        STAGE              TOTAL
                                                              ------       ------      -------        -----              -----
BALANCE, MARCH 16, 1999 (DATE OF INCEPTION)                          0    $   0     $       0       $      0        $     0

Restricted common stock issued to related parties for
  consulting fees                                                1,000        0             0              0              0

Loss during development stage for the period March 16,
1999 (date of inception) through  December 31, 1999                  0        0             0         (3,926)        (3,926)
                                                             ---------     ----     ---------      ---------      ---------

BALANCE, DECEMBER 31, 1999                                       1,000        0             0         (3,926)        (3,926)
Forward stock split 6,500 to 1                               6,499,000      650          (650)             0              0

Restricted common stock issued for consulting services          49,967        5         7,490              0          7,495

Restricted common stock issued to acquire
 Wisedriver.com LLC                                            450,000       45           (45)             0              0

Common stock issued to third parties in private offering       918,333       92       137,658              0        137,750

Loss during development stage for the year ended
December 31, 2000                                                    0        0             0        (85,618)       (78,328)
                                                             ---------     ----     ---------      ---------      ---------
BALANCE, DECEMBER 31, 2000                                   7,918,300      792       144,453        (89,544)        55,701

Loss during the development stage for the six months
ended June 30, 2001                                                  0        0             0        (76,916)       (76,916)
                                                             ---------     ----     ---------      ---------      ---------

BALANCE, JUNE 30, 2001                                       7,918,300     $792     $ 144,453      $(166,460)     $ (21,215)
                                                             =========     ====     =========      =========      =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

                                                                                                                (UNAUDITED)
                                                                           (UNAUDITED)                         FOR THE PERIOD
                                                                     FOR THE SIX MONTHS ENDED                  MARCH 16, 1999
                                                                              JUNE 30,                      (DATE OF INCEPTION)
                                                                             --------
OPERATING ACTIVITES:                                               2001                   2000                TO JUNE 30, 2001
                                                             ------------------     ------------------     ------------------------
Net loss                                                             $ (76,916)              $ (8,913)             $ (166,460)

Adjustments to reconcile net loss to net cash used by operations:

Amortization                                                             2,160                      0                   2,520
Stock issued for consulting services                                         0                  7,495                   7,495

Changes in assets and liabilities:
(Increase) Decrease in other receivables                                    50                      0                     (50)
(Increase) Decrease in prepaid expenses                                  3,500                      0                       0
Increase (Decrease) in accounts payable and
accrued expenses                                                        14,402                  1,216                  24,838
Increase (Decrease) in accounts payable - related party                      0                    900                       0
                                                             ------------------     ------------------     -------------------
      Net cash used by operating activities                            (56,804)                   698                (131,657)
                                                             ------------------     ------------------     -------------------
INVESTING ACTIVITIES:

(Increase) Decrease in investment - related party                            0                   (100)                      0
(Increase) Decrease in intangible assets                                     0                      0                 (21,600)
                                                             ------------------     ------------------     -------------------
      Net cash used for investing activities                                 0                   (100)                (21,600)
                                                             ------------------     ------------------     -------------------
FINANCING ACTIVITIES:

Proceeds from issuance of common stock                                       0                      0                 137,750
Proceeds from short term borrowings - related party                     16,000                      0                  16,000
                                                             ------------------     ------------------     -------------------

      Net cash provided from financing activities                       16,000                      0                 153,750
                                                             ------------------     ------------------     -------------------
INCREASE (DECREASE) IN CASH                                          $ (40,804)                 $ 598                   $ 493
                                                             ==================     ==================     ===================
CASH, BEGINNING OF PERIOD                                             $ 41,297                  $ 274       $               0
                                                             ==================     ==================     ===================
CASH, END OF PERIOD                                                      $ 493                  $ 872                   $ 493
                                                             ==================     ==================     ===================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     During the six months ended June 30, 2001 and the period March 16, 1999 (date of inception) through June 30, 2000 the Company did not pay or accrue any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

     The Company entered into the following non-cash transactions: On March 26, 1999, the Company issued 1,000 shares to its founder for consulting services valued at $0.10 (see note 9).

     On June 30, 2000, the Company issued 450,000 shares of restricted common stock and an option to purchase 450,000 shares in connection with the acquisition of an 80% interest in Wisedriver.com LLC. This transaction was valued at $45 (see note 9).

     On June 15, 2000, the Company issued 49,967 of restricted common stock to individuals for consulting and legal services valued at $7,495 (see note
     9).

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENT
-------------------------------------------------------------------------------

1.   ORGANIZATION

     Wisedriver.com, Inc. ("The Company") initially incorporated in the State of Delaware as Shell Corporations.com on March 16, 1999--changed its name on April 13, 2000 to Atlas Ventures XV. On June 14, 2000, the Company changed its name once again to WiseDriver.com, Inc. The Company's primary objective is to design and develop an internet web site to provide the user with information relating to traffic violations. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. In an Interest Purchase and Exchange Agreement dated as of June 30, 2000, the company purchased an 80% interest in WiseDriver, LLC, a New York Limited Liability Company. WiseDriver, LLC is currently a subsidiary of WiseDriver.com, Inc. Wisedriver, LLC was incorporated in the state of New York on March 8, 2000 and was inactive during the six month ended June 30, 2001.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the consolidated date of the consolidated financial statements and reporting period. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     PRINCIPLES OF CONSOLIDATION

     The consolidated consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying consolidated financial statements have no provisions for deferred tax assets or liabilities.

     STOCK COMPENSATION

     Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

     NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133." SFAS 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter company derivatives. The company does not curretnly hold derivative instruments or engage in hedging activities. The requirements of SFAS 138 do not have a material effect on our consolidated financial statements and related disclosures.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

4.   STOCK OPTIONS

     On June 30, 2000 the Company purchased an 80% interest of Wisdriver.Com, LLC for 450,000 shares of restricted common stock and 450,000 options of the Company at $.50 per share. These options will be granted to the president of Wisedriver.Com, LLC. The contractual life of the options is determined on certain conditions and will become exercisable upon these conditions being met. The initial 150,000 shares shall vest upon the launching of Wisedriver.com's Website. Additional 150,000 shares will vest upon the completion of Wisedriver.com Website. The final 150,000 shares will vest upon completion of the Optionee's employment agreement with the Company. As of June 30, 2001, 450,000 shares became exercisable upon all of the conditions being met in Joshua Berger's stock option agreement.

     The following table summarizes stock option plan activity:

                                                     Weighted Average
                                                 Options      Exercise Price

     Granted                                     450,000       $   0.50
     Canceled                                       -               -
     Exercised                                      -               -
                                                 -------       --------
     Outstanding at June 30, 2001                450,000       $   0.50
                                                 =======       ========

No options were exercisable as of December 31, 2000. A total of 450,000 options with an exercise price of $0.50 were exercisable as of June 30, 2001.

5.   INTANGIBLE ASSET - WEBSITE

     Website costs have been capitalized pursuant to EITF 00-2. The Website is being amortized on the straight-line basis over a period of 60 months. The planning and maintenance costs associated with the Website have been expensed as incurred. The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment if any is made based on estimates of undiscounted future cash flows. For the six months ended June 30, 2001 and year ended December 31, 2000, there have been no asset impairments.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     The Website and related amortization consisted of the following as of June 30, 2001 and December 31, 2000:

                                                       June 30, 2001          December 31, 2000
                                                       -------------          -----------------
     Website                                         $        21,600           $        21,600
     Less:  Accumulated amortization                          (2,520)                     (360)
                                                     ---------------              ------------

     Total website                                   $        19,080           $        21,240
                                                     ===============              ============

     Amortization expense for the period ended June 30, 2001 and for year ended December 31, 2000 were $2,160 and $360 respectively.

6.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, development stage losses from March 16, 1999 (date of inception) to June 30, 2001 aggregated $166,460. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the company be unable to continue as a going concern.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. For the six months ended June 30, 2001 and year ended December 31, 2000 the Company had net operating loss carryforwards ("NOL's") of $166,460 and $82,254 which will be available to reduce future taxable income and expense in the year ending December 31, 2020, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows:

                                                 June 30, 2001          December 31, 2000
                                                 -------------          -----------------
                  Deferred tax assets            $     65,752            $     32,490
                  Valuation allowance                 (65,752)                (32,490)
                                                 ------------            ------------
                  Deferred tax asset, net        $       -               $       -

     For the six months ended June 30, 2001 and year ended December 31, 2000 a valuation allowance has been provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for the six months ended June 30, 2001 and year ended December 31, 2000 principally due to the following:

         U.S. statutory tax rate                 34%
         State and local taxes                  5.5
         Valuation allowance                  (39.5)
                                              -----
         Effective rate                          - %
                                              =====

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

8.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of June 30, 2001 and December 31, 2000 consisted of the following:

                                                           June 30, 2001       December 31, 2000
                                                           -------------       -----------------
         Accounts payable                                   $     21,045           $    2,936
         Accrued expenses                                          3,575                7,500
         Accrued interest                                            218                    0
                                                            ------------           ----------
         Total accounts payable accrued expenses            $     24,838           $   10,436
                                                            ============           ==========

9.   STOCKHOLDERS' EQUITY

     On March 26, 1999 the Company issued 1,000 common shares to Michael D. Farkas (Former President, Treasurer, Secretary), in consideration for management services valued at $0.10. Michael Farkas is deemed to be a founder and affiliate of the Company.

     On April 12, 2000, the Company resolved to change the amount of shares authorized to issue from 2,000 to 250,000,000 with a par value of $.0001 per share.

     On June 14, 2000, Wisedriver approved a 6,500 to 1 forward stock split of the Corporation common stock, $.0001 par value. Immediately following the split, Michael Farkas, the founder of the Company owned 6,500,000 common shares.

     On June 15, 2000, the Corporation authorized the issuance of 49,967 shares of restricted common stock to several individuals for service rendered to the Company. This transaction was valued at $7,495.

     On June 30, 2000, Wisedriver entered into an Interest Purchase Agreement with Wisedriver.com LLC in which Wisedriver will receive 80% of Wisedriver.com LLC for 450,000 shares of restricted common stocks and an option to purchase 450,000 shares, subject to terms of the agreement, at $.50 per share and a presidential position in the Company. This transaction was valued at $45.

     On July 17, 2000, the company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated by the Securities Act of 1933. Common stock was offered to non-accredited investors for cash consideration of $.15 per share. 918,333 shares were issued to 39 unaffiliated investors. That offering is now closed.

WISEDRIVER.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

10.  RELATED PARTY TRANSACTIONS

     On March 26, 1999, Michael Farkas, an owner of the company, was issued 1,000 shares for consulting services rendered in connection with the formation of the company.

     In July 2000, the Company agreed to reimburse Wealthhound, Inc., a related party $1,500 per month (which was increased to $2,000 per month in December) for operating, administrative expense and rent. Wealthhound is owned by Michael D. Farkas. For the six months ended June 30, 2001 and the year ended December 31, 2000 $2,000 and $9,000, respectively were included as expense in the accompanied consolidated financial statement. As of February 1, 2001 these payments ceased.

     In September 2000, the Company engaged Envitro.Com Inc., a related party, to develop and design its website. The Company paid a total of $35,000 to Envirto.Com Inc. in connection with these services.

     In September 2000, the Company engaged OSRS Communications Inc., a related party, to provide web-hosting services for the website. The Company pays $35 per month in connection with these services.

     On February 1, 2001, the company agreed to reimburse Atlas Capital Services, LLC ("Atlas Capital"), a related party $2,000 per month for operation and administrative expense. Atlas Capital is owned by Michael D. Farkas. For the six months ended June 30, 2001 payments of $12,000 are included as expense in the accompanied financial statement.

                               WISEDRIVER.COM, INC

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                  FINANCIAL STATEMENTS AS OF AND FOR THE YEAR
                            ENDED DECEMBER 31, 2000
              AND AS OF DECEMBER 31, 1999 AND FOR THE PERIOD MARCH
                               16, 1999 (DATE OF
            INCEPTION) THROUGH DECEMBER 31, 1999 AND FOR THE PERIOD
                              MARCH 16, 1999 (DATE
                    OF INCEPTION) THROUGH DECEMBER 31, 2000

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS
-------------------------------------------------------------------------------

FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2000 AND AS OF DECEMBER 31, 1999 AND
FOR THE PERIOD MARCH 16, 1999 (DATE OF INCEPTION) THROUGH
DECEMBER 31, 1999 AND MARCH 16, 1999 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2000

Independent Auditors' Report                          1

Balance sheets                                        2

Statements of operations                              3

Statements of changes in stockholders' equity         4

Statements of cash flows                            5-6

Notes to financial statements                      7-14

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors
Wisedriver.com, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of Wisedriver.com, Inc. (the "Company" a development stage company) as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000 and for the period March 16, 1999 (date of inception) through December 31, 1999 and for the period March 16, 1999 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wisedriver.com, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period March 16, 1999 (date of inception) through December 31, 1999 and for the period March 16, 1999 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

May 18, 2001

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
-------------------------------------------------------------------------------

ASSETS
                                                                  December 31, 2000   December 31, 1999
                                                                  -----------------   -----------------
CURRENT ASSETS:
   Cash                                                                $  41,297           $   274
   Prepaid expenses                                                        3,500                 0
   Other receivables                                                         100                 0
                                                                       ---------           -------
        Total current assets                                              44,897               274

INVESTMENT IN WISEDRIVER.COM LLC                                              45                 0

WEBSITE-NET OF ACCUMULATED AMORTIZATION OF
  $360 AND $0                                                             21,240                 0

TOTAL ASSETS                                                           $  66,182           $   274
                                                                       =========           =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable and accrued expenses                               $  10,436           $ 3,000
   Shareholder loan                                                            0             1,200
                                                                       ---------           -------
        Total current liabilities                                         10,436             4,200

STOCKHOLDERS' EQUITY:

   Common stock, par value $.0001 per share;
    250,000,000 shares authorized;
    7,918,300 and 1,000 shares issued and outstanding
    as of December 31, 2000 &
    December 31, 1999,
    respectively                                                             792                 0
   Additional paid-in capital                                            144,453                 0
   Deficit accumulated during the development stage                      (89,544)           (3,926)
                                                                       ---------           -------
        Total stockholders' equity (deficit)                              55,701            (3,926)
                                                                       ---------           -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   $  66,137           $   274
                                                                       =========           =======

              The accompanying notes are an integral part of these
                              financial statements.

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

                                                                          FOR THE PERIOD         FOR THE PERIOD
                                                                          MARCH 16, 1999         MARCH 16, 1999
                                                                         (DATE OF INCEPTION)(DATE OF INCEPTION)
                                                          YEAR ENDED      TO DECEMBER 31,        TO DECEMBER 31,
                                                        DECEMBER 31, 2000       1999                   2000
                                                        -----------------       ----                   ----
                                                        $         0           $         0           $      0
                                                        -----------           -----------           --------
DEVELOPMENT STAGE REVENUES

DEVELOPMENT STAGE EXPENSES:
           Accounting fees                                    4,500                 3,000              7,500
           Amortization expense                                 360                     0                360
           Bank charges                                         161                   120                281
           Consulting fees                                    7,495                     0              7,495
           Legal fees                                         5,965                     0              5,965
           Office expenses                                    7,726                   179              7,905
           On-line services                                     140                     0                140
           Organization cost                                  2,057                   627              2,684
           Payroll                                           38,463                     0             38,463
           Payroll tax expense                                3,357                     0              3,357
           Postage                                              177                     0                177
           Rent                                               1,817                     0              1,817
           Website development fees                          13,400                     0             13,400
                                                        -----------           -----------           --------
TOTAL DEVELOPMENT STAGE EXPENSES                             85,618                 3,926             89,544
                                                        -----------           -----------           --------
         NET LOSS                                           (85,618)               (3,926)          $(89,544)
                                                        ===========           ===========           ========
NET LOSS PER COMMON SHARES - Basic and diluted          $     (.001)             $  (.001)
                                                        ===========           ===========
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                               6,815,695             6,500,000
                                                        ===========           ===========

              The accompanying notes are an integral part of these
                              financial statements.

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD MARCH 16, 1999 (DATE OF INCEPTION) THROUGH TO DECEMBER 31, 2000
------------------------------------------------------------------------------

                                                                                            DEFICIT
                                                                                            ACCUMULATED
                                                                             ADDITIONAL     DURING THE
                                                         COMMON STOCK        PAID-IN        DEVELOPMENT
                                                      SHARES      AMOUNT     CAPITAL        STAGE          TOTAL
                                                      ------      ------     -------        -----          -----
BALANCE, MARCH 16, 1999 (DATE OF INCEPTION)                0     $  0     $       0      $      0      $      0

Restricted common stock issued to related parties for
  consulting fees                                      1,000        0             0             0             0

Loss during development stage for the period March 16,
1999 (date of inception) through  December 31, 1999        0        0             0        (3,926)       (3,926)
                                                    ---------     ----     ---------      --------      --------
BALANCE, DECEMBER 31, 1999                             1,000        0             0        (3,926)       (3,926)

June 14, 2000.  Forward stock split 6,500 to 1     6,499,000      650          (650)            0             0

Restricted common stock issued for consulting         49,967        5         7,490             0         7,495
   services

Restricted common stock issued to acquire
Wisedriver.com LLC                                   450,000       45             0             0            45

Common stock issued to third parties in private      918,333       92       137,658             0       137,750
    Offering

Loss during development stage for the year ended
December 31, 2000                                          0        0             0       (85,618)      (85,618)
                                                    ---------     ----     ---------      --------      --------
BALANCE, DECEMBER 31, 2000                          7,918,300     $792     $ 144,453      $(89,544)     $ 55,701
                                                    =========     ====     =========      ========      ========

              The accompanying notes are an integral part of these
                              financial statements.

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

                                                                           FOR THE PERIOD       FOR THE PERIOD
                                                                           MARCH 16, 1999       MARCH 16, 1999
                                                                          (DATE OF             (DATE OF
                                                       YEAR ENDED         INCEPTION) TO       INCEPTION)TO
                                                       DECEMBER 31, 2000  DECEMBER 31, 1999   DECEMBER 31, 2000
                                                       -----------------  -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITES:
Deficit accumulated during the development stage          $ (85,618)          $(3,926)          $ (82,254)
Adjustments to reconcile net loss to net cash used by
  Operating activities:
Amortization                                                    360                 0                 360
Stock Issued for consulting services                          7,495                 0               7,495
(Increase) Decrease in other receivables                       (100)                0                (100)
(Increase) Decrease in prepaid expenses                      (3,500)                0              (3,500)

Increase (Decrease) in accounts payable and accrued expenses  6,236             4,200              10,436
                                                           ---------           -------           ---------
     Net cash used by operating activities                  (75,127)              274             (74,853)
                                                           ---------           -------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) Decrease in intangible assets                    (21,600)                0             (21,600)
                                                           ---------           -------           ---------
     Net cash used for investing activities                 (21,600)                0             (21,600)
                                                           ---------           -------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock                 137,750                 0             137,750
                                                           ---------           -------           ---------
     Net cash provided by financing activities              137,750                 0             137,750
                                                           ---------           -------           ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             41,023               274              41,297
                                                           ---------           -------           ---------
CASH, BEGINNING OF YEAR                                         274                 0                   0
                                                           ---------           -------           ---------
CASH, END OF YEAR                                         $  41,297           $   274           $  41,297
                                                           =========           =======           =========

              The accompanying notes are an integral part of these
                              financial statements.

WISEDRIVER.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     During the year ended December 31, 2000 and the period ended March 16, 1999 (date of inception) to December 31, 1999 the Company did not pay or accrue any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

     The Company entered into the following non-cash transactions:

     During the period March 16, 1999 (date of inception) through December 31, 1999, the Company issued 1,000 shares to its founder for consulting services valued at $.10 (see note 9).

     During the year ended December 31, 2000, the Company issued 450,000 shares of restricted common stock and an option to purchase 450,000 shares in connection with the acquisition of an 80% interest in Wisedriver.com LLC. This transaction was valued at $45 (see note 9).

     During the year ended December 31, 2000, the Company issued 49,967 of restricted common stock to individuals for consulting and legal services valued at $7,495 (see note 9).

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION

     Wisedriver.com, Inc. ("The Company") initially incorporated in the State of Delaware as Shell Corporations.com on March 16, 1999--changed its name on April 13, 2000 to Atlas Ventures XV. On June 14, 2000, the Company changed its name once again to WiseDriver.com, Inc. In an Interest Purchase and Exchange Agreement dated as of June 30, 2000, the company purchased an 80% interest in WiseDriver, LLC, a New York Limited Liability Company. WiseDriver, LLC is currently a subsidiary of WiseDriver.com, Inc. The Company's primary objective is design and develop an internet web site to provide the user with information relating to traffic violations. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The Company commenced its development stage operations during the fiscal year ended December 31, 1999.

2.   SUMMARY OF SIGNIFICANT

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

     STOCK COMPENSATION

     The Company has adopted SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 encourages the use of the fair market value method to account for transactions involving stock based compensation that are entered into fiscal years beginning after December 15, 1995. Under the fair value method, the issuance of equity instruments to non-employees in exchange for goods and services, should be accounted for based on the fair value of the goods and services received or the fair value of the income instrument issued, whichever is more reliably measured.

     NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted- average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities-An amendment of FASB Statement No. 133". SFAS amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign currency transactions and inter company derivatives. The company does nto currenlty hold derivative instruments or engage in hedging activities. The requirement sof SFAS 138 do not have a material effect on the on our financial statements and related disclosures.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

4.   STOCK OPTIONS

     On June 30, 2000 the Company purchased an 80% interest of Wisdriver.Com, LLC for 450,000 shares of restricted common stock and 450,000 options of the Company at $.50 per share. These options will be granted to the president of Wisedriver.Com, LLC. The contractual life of the options is determined on certain conditions and will become exercisable upon these conditions being met. The initial 150,000 share shall vest upon the launching of Wisedriver.com's Website. Additional 150,000 shares will vest upon the completion of Wisedriver.com Website. The final 150,000 shares will vest upon completion of the Optionee's employment agreement with the Company. For the year ended December 31, 2000 none of these conditions have been met.

     The following table summarizes stock option plan activity:

                                                    Weighted Average
                                               Options         Exercise Price

     Granted                                   450,000         $ 0.50
     Canceled                                     -                -
     Exercised                                    -                -
                                               --------        ----------

     No options were exercisable as of December 31, 2000.

5.   INTANGIBLE ASSET - WEBSITE

     Website costs have been capitalized pursuant to EITF 00-2. The Website is being amortized on the straight-line basis over a period of 60 months. The planning and maintenance costs associated with the Website have been expensed as incurred). The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment if any is made based on estimates of undiscounted future cash flows. For the year ended December 31, 2000 and the period March 16, 1999 (date of inception) to December 31, 1999, there have been no asset impairments.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     The Website and related amortization consisted of the following as of December 31, 2000 and December 31, 1999:

                                                  December 31, 2000          December 31, 1999
                                                  -----------------          -----------------
     Website                                        $      21,600             $          0
     Less:  Accumulated amortization                         (360)                       0
                                                    -------------             ------------
     Total Website                                  $      21,240             $          0
                                                    =============             ============

     Amortization expense for the year ended December 31, 2000 and for the period March 16, 1999 (date of inception) to December 31, 1999 was $360 and $0 ,respectively.

6.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from March 16, 1999 (date of inception) to December 31, 2000 aggregated $89,544. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the company be unable to continue as a going concern.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.  INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. For the year ended December 31, 2000 and for the period March 16, 1999 (date of inception) to December 31, 1999 the Company had net operating loss carryforwards ("NOL's") of $89,544 and $3,926 which will be available to reduce future taxable income and expense in the year ending December 31, 2015, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                              December 31,             December 31,
                                                2000                      1999
                                                ----                      ----
      Deferred tax assets                     $  35,370                 $   1,551
      Valuation allowance                       (35,370)                   (1,551)
                                              ---------                 ---------
     Deferred tax asset, net                  $     -                   $      -
                                              =========                 =========

     For the year ended December 31, 2000 and the period March 16, 1999 (date of inception) to December 31, 1999 a valuation allowance has provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for the year ended December 31, 2000 and the period ended March 16, 1999 (date of inception) to December 31, 1999 principally due to the following:

     U.S. statutory tax rate       34%
     State and local taxes        5.5
     Valuation allowance        (39.5)
                                -----
     Effective rate                - %
                                =====

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

8.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses for year ended December 31, 2000 and the period March 16, 1999 (date of inception) to December 31, 1999 consisted of the following:

                                              December 31, 2000         December 31, 1999
                                              -----------------         -----------------
     Accounts payable                           $        2,936            $            0
     Accrued expenses                                    7,500            $        3,000
                                                -------------             --------------
     Total accounts payable accrued expenses    $       10,436            $        3,000
                                                 =============             ==============

9.  STOCKHOLDERS' EQUITY

     On March 26, 1999 the Company issued 1,000 common shares to Michael D. Farkas (Former President, Treasurer, Secretary), in consideration for management services valued at $.10. Michael Farkas is deemed to be a founder and affiliate of the Company.

     On April 12, 2000, the Company resolved to change the amount of shares authorized to issue from 2,000 to 250,000,000 with a par value of $.0001 per share.

     On June 14, 2000, Wisedriver approved a 6,500 to 1 forward stock split of the Corporation common stock, $.0001 par value. Immediately following the split, Michael Farkas, the founder of the Company owned 6,500,000 common shares.

     On June 15, 2000, the Corporation authorized the issuance of 49,967 shares of restricted common stock to several individuals for service rendered to the Company. This transaction was valued at $7,495.

     On June 30, 2000, Wisedriver entered into an Interest Purchase Agreement with Wisedriver.com LLC in which Wisedriver will receive 80% of Wisedriver.com LLC for 450,000 shares of restricted common stocks and an option to purchase 450,000 shares, subject to terms of the agreement, at $.50 per share and a presidential position in the Company. This transaction was valued at $45.

     On July 17, 2000, the company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated by the Securities Act of 1933. Common stock was offered to non-accredited investors for cash consideration of $.15 per share. 918,333 shares were issued to 39 unaffiliated investors. That offering is now closed.

WISEDRIVER.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

10.  RELATED PARTY TRANSACTIONS

     In March 1999, Michael Farkas, an owner of the company, was issued 1,000 shares for consulting services rendered in connection with the formation of the company.

     During the year ended December 31, 2000 & 1999 Michael D. Farkas made loans to the Company totaling $1,200 and $0. These loans were paid for the year ended December 31, 2000.

     In July 2000, the Company agreed to reimburse Wealthhound, Inc., a related party $1,500 per month (which was increased to $2,000 per month in December) for operating, administrative expenses and rent. Wealthhound is owned by Michael D. Farkas. For the year ended December 31, 2000 and the period ended March 16, 1999 (date of inception) to December 31, 1999 $9,000 and $0 respectively, are included as expense in the accompanied financial statement.

     In September 2000, the Company engaged Envitro.Com Inc., a related party, to develop and design its website. The Company paid a total of $35,000 to Envitro.Com Inc. in connection with these services.

     In September 2000, the Company engaged OSRS Communications Inc., a related party, to provide web hosting services for the website. The Company pays $35 per month in connection with these services.

                              WISEDRIVER.COM, INC.

                        1,000,000 Shares of Common Stock

              918,333 Selling Security Holder Shares of Common Stock


                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                , 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that the we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the DGCL. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the DGCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $   100
Legal fees and expenses (1)         $10,000
Accounting fees and expenses (1)    $ 5,000
Miscellaneous (1)                   $     0
                                    -------
Total (1)                           $15,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On March 26, 1999, we issued 1,000 shares of our common stock to Michael D. Farkas in consideration for services rendered in our formation. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of the Securities Act of 1933. At the time of issuance such shares were valued at par value $.0001 per share. No commissions were paid for the issuance of such shares. On June 14, 2000, our sole Shareholder and sole Director authorized a 6,500 for 1 stock split increasing the amount of outstanding shares owned by Michael D. Farkas, the sole shareholder, to 6,500,000 shares.

On June 15, 2000, we issued a total of 49,967 shares of our common stock to the following individuals based on the value of the services rendered to us of $7,495. No commissions were paid for the issuance of such shares. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933:

         Seth Fishman- 36,561 shares;
         Eli Wahrseger- 4,877 shares;
         Jamee Kalimi- 2,438 shares;
         Romano Ltd.- 3,653 shares; and
         Robert Schechter- 2,438 shares.

Seth Fishman performed thirty one (31) hours of consulting serivces for us at the rate of $175.00 per hour. Eli Wahrseger performed five (5) hours of consulting work for us at $150.00 per hour. Jamee Kalimi performed three (3) hours of consulting work for us at $120.00 per hour. Romano Ltd. performed four and a half (4 1/2) hours of consulting work for us at $120.00 per hour. Robert Schechter performed more than two (2) hours of legal work for us at $175.00 per hour. Therefore the aggregate fair market value of these transactions was $7,495. Since the shares were valued at $.15 per share, a total of 49,467 were issued to these individuals.

On June 30, 2000, we issued 450,000 shares of our common stock to Joshua Berger pursuant to the Interest Purchase Agreement dated June 30, 2000 between WiseDriver and WiseDriver.com, LLC. The consideration received for this issuance of shares was that WiseDriver.com, LCC became our subsidiary. No commissions were paid for the issuance of such shares. Our shares were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended and Section 4(2) of the Securities Act.

Between September, 2000 and November, 2000, we issued a total of 918,333 shares of our common stock at $.15 per share to 39 investors for a total purchase price of $137,750. Our shares were issued in reliance on the exemptions from registration provided by Rule 504 of Regulation D and Section 4(2) of the Securities Act. No commissions were paid for this issuance of such shares. The following sets forth the investors and the amount of our shares purchased:

         Zachary Gindi                                        20,000
         Charles Saffati                                      13,333
         Marvin Azrak                                         20,000
         Victor Azrak                                         26,000
         Charles M. Azar                                      20,000
         Ruben Azrak                                          70,000
         Lawrence Jemal                                       30,000
         Anthony T. Offaviano                                  3,333
         Barry Honig                                          33,333
         Michael Wainstein                                    33,333
         Robert L. Frome                                      33,333
         Renee Honig                                          33,333
         Brian Shatz                                          13,333
         David M. Glick                                        1,667
         Scot Cohen                                           33,333
         Sarah Azrak                                          48,000
         Adele Fallas                                          6,000
         Maria Solimeo                                         6,667
         Victor Solimeo                                       20,000
         Serena Solimeo                                        6,667
         Thomas L. Gangone                                     6,667
         Thomas Gangone                                        6,667
         Thomas O'Neill                                       10,000
         Balmore Funds S.A.                                  166,667
         Marat Roisenberg                                     16,667
         Vilen M. Roisenberg                                   6,667
         Adena Pollan                                         13,333
         Michelle Brock                                       16,667
         Carolyn D. Fishman                                   45,333
         Charles Shulman                                      13,333
         Leon Roisenberg                                       6,667
         Beis Hamedresh Rachmei Haub                          80,000
         c/o Rachel Rosenberg
         Jacob Tversky                                         8,000
         Sara Loebenberg                                       8,000
         Eli S. Loebenberg                                     8,000
         Rochel L. Fishma                                     10,000
         Toba Block                                            8,000
         Chaim Y. Block                                        8,000
         Esther Tversky                                        8,000

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1  Certificate of Incorporation of WiseDriver.com, Inc.

     3.2 Certificates of Amendment of the Certificate of Incorporation of WiseDriver.com, Inc.

     3.3  By-laws of WiseDriver.com, Inc.

     5    Opinion of Anslow & Jaclin LLP

     10 Interest Purchase Agreement by and among WiseDriver.com, Inc. and WiseDriver.com, LLC, effective as of June 30, 2000.

     21   Subsidiaries of the Company

     23.1 Consent of Salibello & Broder LLP

     23.2 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information set forth in the registration statement; and

               (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)  Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 19th day of October, 2001.

                                       WiseDriver.com, Inc.

                                       By: /s/ Joshua Berger
                                       ----------------------------------
                                               Joshua Berger
                                               Chairman of the Board and
                                               President

                                POWER OF ATTORNEY

The undersigned directors and officers of WiseDriver.com, Inc. hereby constitute and appoint Jamee Kalimi, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE

/s/ Joshua Berger                   Chairman of the Board,    October 19, 2001
----------------------              President and Director
Joshua Berger

/s/ Jamee Kalimi                    Secretary and Director    October 19, 2001
----------------------
Jamee Kalimi